EXHIBIT 99.1

FOR IMMEDIATE NEWS RELEASE

Contact:

Michael Jorgensen
Executive Vice President
   and Chief Financial Officer

DOBI Medical International, Inc.
1200 MacArthur Blvd.
Mahwah, NJ 07430
201-760-6464 x 208
201-760-8860 Fax
www.dobimedical.com


                     LIONS GATE INVESTMENT LIMITED ANNOUNCES
                            CORPORATE NAME CHANGE AND
                      CHANGE IN TRADING SYMBOL TO "DBMI.OB"

MAHWAH, NJ, JANUARY 30, 2004 - Lions Gate Investment Limited today announced that it has changed its corporate name to DOBI Medical International, Inc., and its state of incorporation to Delaware by means of a merger with and into a new wholly-owned Delaware corporation called DOBI Medical International, Inc., with DOBI Medical International surviving as the publicly-traded company. The reincorporation will not change the day-to-day operations of DOBI Medical International.

DOBI Medical International's new over-the-counter trading symbol is "DBMI.OB," under which it will begin trading at the opening of business today. Its new CUSIP number is 256058-10-8.

Shareholders of Lions Gate have the right to receive one share of common stock of DOBI Medical International for each share of Lions Gate owned by the shareholder as of today, the effective date of the reincorporation. Shareholders are not required to submit their existing Lions Gate stock certificates to the company's transfer agent for reissuance on new DOBI Medical International stock certificates. The company's transfer agent will continue to process transfers of shares represented by existing Lions Gate stock certificates.

The total number of shares of capital stock which DOBI Medical International has authority to issue is 150,000,000 shares, of which 140,000,000 shares are designated as Common Stock, and 10,000,000 shares are designated as Preferred Stock. Each share of Common Stock has a par value of $.000l, and each share of Preferred Stock has a par value of $.000l.

                              *          *        *

DOBI Medical International is an advanced development-stage medical technology imaging company developing a new means for the improved diagnosis of cancer through the detection of vascular changes ("angiogenesis") associated specifically with malignant tumors. DOBI Medical Systems, Inc., its wholly-owned operating subsidiary, continues to conduct its business since it was acquired by Lions Gate in the reverse merger transaction completed on December 9, 2003.

DOBI Medical's first application of its technology is the ComfortScan(TM) system, a non-invasive, non-ionizing medical imaging system designed to assist physicians in the detection of breast cancer at the earliest stages of development. The ComfortScan system is intended to achieve this by providing new, physiology-based imagery of vascular changes not readily available today.

Phillip C. Thomas, DOBI Medical International's Co-Founder and Chief Executive Officer, commented, "I am very pleased to have completed this restructuring, and we look forward to executing our business plan with this firm infrastructure and building value for our stockholders."

FORWARD LOOKING STATEMENTS

This release contains certain "forward looking statements" relating to the business of DOBI Medical International, which can be identified by the use of forward looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the U.S. Securities and Exchange Commission from time to time, particularly our Jumbo Form 8-K filed on December 19, 2003 and our definitive Form 14C filed on January 9, 2004. DOBI Medical International assumes no obligation to update information contained in this document, including guidance regarding future performance, which represents the companies' expectations only as of the date of this release and should not be viewed as a statement about the companies' expectations after such date. Although this release may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained therein.


                                *****************